EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of NewBridge Bancorp on Form S-4, of our report dated May 17, 2013, relating to our audit of the consolidated financial statements of Security Savings Bank, SSB as of and for the years ended December 31, 2012 and December 31, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

December 23, 2013